Exhibit 99.1

Horsehead Corporation’s Monaca Property Sold to Shell

PITTSBURGH--(BUSINESS WIRE)--June 15, 2015--Horsehead Holding Corp. (NASDAQ: ZINC) today announced that its wholly-owned subsidiary, Horsehead Corporation, closed on the sale to Shell Chemical Appalachia LLC of the land in Monaca, PA on which was located Horsehead Corporation’s former zinc smelter facility . Terms of the transaction are confidential.

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company LLC (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., employs approximately 700 people and has seven facilities throughout the U.S. and Canada. Visit http://www.horsehead.net for more information.

CONTACT:
Horsehead Holding Corp.
Ali Alavi, Sr. Vice President, 724-773-2212